AMENDMENT TO RIGHTS AGREEMENT

      This AMENDMENT, dated as of February 1, 2000, is between VIATEL, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Rights Agent").

                                    RECITALS

      A. The Company and the Rights Agent are parties to a Rights Agreement dated December 6, 1999 (the "Rights Agreement").

      B. HMTF Europe Acquisition Corp., a Delaware corporation ("HMTF Europe"), Chase Equity Associates, LLC, a Delaware limited liability company ("Chase Equity") and the Company have entered into that certain Securities Purchase Agreement, dated February 1, 2000 (the "Securities Purchase Agreement"). It is contemplated that HMTF Europe will assign its rights under the Securities Purchase Agreement to HMTF Bridge Viatel, LLC, HMEU Viatel I-EQ Coinvestors, LLC, HMEU Viatel I-SBS Coinvestors, LLC, HM Viatel PG Europe, LLC, HMEU Viatel Qualified Fund, LLC and HMEU Viatel Private Fund, LLC (each, a "HMTF Purchaser").

      C. Pursuant to the Securities Purchase Agreement, the Company has agreed to issue and sell, and HMTF Europe and Chase Equity have agreed to purchase, shares of Series B Preferred Stock and Series C Preferred Stock and Warrants to purchase shares of Common Stock.

      D. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that the amendment to the Rights Agreement, as set forth herein, is necessary and desirable to reflect the Transactions and the Company and the Rights Agent desire to evidence such amendment in writing.

      E. Terms used but not defined herein have the meaning ascribed to such terms in the Rights Agreement or, if not defined therein, in the Securities Purchase Agreement.

      NOW, THEREFORE, the parties agree as follows:

1. AMENDMENT OF SECTION 1(A). Section 1(a) of the Rights Agreement is hereby amended to add the following clause immediately after the end of clause
      (iii) of Section 1(a) and immediately prior to the penultimate sentence of
      Section 1(a):

                  "; (iv)  notwithstanding  anything  contained  in this  Rights
            Agreement (other than the following clauses (v) and (vi) of this Section 1(a)) to the contrary, no HMTF Purchaser nor any Affiliate thereof, and no Chase Purchaser nor any Affiliate thereof, shall, for purposes of this Rights Agreement, be deemed to Beneficially Own any Common Shares by reason of its Beneficial Ownership of any securities acquired, directly or indirectly, upon consummation of the Transactions (including, without limitation, the Series B Preferred Stock, the Series C Stock, the Conversion Shares, the


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            Warrants,   the  Warrant  Shares  or  any  Common  Shares  or  other
            securities that may be received as a result of dividends or payments on, or the exercise of preemptive rights with respect to, the Series B Preferred Stock, the Series C Stock, Warrant Shares or Conversion Shares; the foregoing securities are referred to collectively herein as the "Excluded Shares"); (v) notwithstanding anything contained in the Rights Agreement to the contrary, (A) no HMTF Purchaser nor any Affiliate thereof shall be deemed to be an "ACQUIRING PERSON" unless
            and  until  the  Common  Shares   Beneficially  Owned  by  all  HMTF
            Purchasers and their Affiliates exceed 7.5% of the Common Shares then outstanding (and, for purposes of any calculation with respect thereto, the Excluded Shares (whether owned by an HMTF Purchaser or an Affiliate or by a Chase Purchaser or an Affiliate) shall not otherwise be deemed to be Beneficially Owned for purposes hereof and thus shall not be included in any such calculation unless and until the Common Shares Beneficially Owned by all HMTF Purchasers and their Affiliates (other than the Excluded Shares) exceeds 7.5% of the Common Shares then outstanding, at which time all Excluded Shares shall be deemed Beneficially Owned by such HMTF Purchaser and each of its Affiliates) and (B) no Chase Purchaser nor any Affiliate thereof shall be deemed to be an "ACQUIRING PERSON" unless and until the Common Shares Beneficially Owned by all Chase Purchasers and their Affiliates exceed 7.5% of the Common Shares then outstanding (and, for purposes of any calculation with respect thereto, the Excluded Shares (whether owned by an HMTF Purchaser or an Affiliate or by a Chase Purchaser or an Affiliate) shall not otherwise be deemed to be Beneficially Owned for purposes hereof and thus shall not be included in any such calculation unless and until the Common
            Shares   Beneficially  Owned  by  all  Chase  Purchasers  and  their
            Affiliates (other than the Excluded Shares) exceed 7.5% of the Common Shares then outstanding, at which time all Excluded Shares shall be deemed Beneficially Owned by such Chase Purchaser and each of its Affiliates); or (vi) notwithstanding anything contained in the Rights Agreement to the contrary, no Purchaser nor any of its Affiliates shall be deemed to be an "ACQUIRING PERSON" if it or its Affiliates or both shall acquire more than 7.5% of the Common Shares (other than the Excluded Shares) and it shall have divested such number of Common Shares as shall be required so that the number of
            Common  Shares   Beneficially   Owned  by  such  Purchaser  and  its
            Affiliates (other than the Excluded Shares) after giving effect to such divestiture is less than 7.5% of the Common Shares then outstanding within ten business days following delivery of any written notice from the Company requesting such divestiture."

2. AMENDMENT OF SECTION 1(C). Section 1(c) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof.

                  "Notwithstanding  anything  contained in this Rights Agreement to the contrary, the HMTF Purchasers and their Affiliates, on the one hand, and the Chase Purchasers and their Affiliates, on the other hand, shall not together be deemed to constitute a single person or group for any purpose hereunder solely by reason of the Equity Documents and the Transactions, their ownership of the Securities (including the Warrants) or any of their activities


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

            related thereto only, and the Common Shares "BENEFICIALLY OWNED" by the HMTF Purchasers and their Affiliates, on the one hand, and the Chase Purchasers and their Affiliates, on the other hand, shall not together be aggregated for any purpose hereunder solely by reason of the Equity Documents and the Transactions or their activities related thereto (including, without limitation, transactions involving the Excluded Shares and any activities pursuant to which the HMTF Purchasers, the Chase Purchasers and their respective Affiliates vote together as a class on any matter or otherwise cooperate in carrying out the Transactions)."

3. ADDITION OF SECTION 1 (AA)(1). Section 1(aa)(1) shall be inserted into the Rights Agreement as follows:

                  "Securities  Purchase  Agreement"  shall  mean the  Securities
            Purchase Agreement, dated as of February 1, 2000, by and among the Company and each of the purchasers listed on Schedule I thereto."

4. AMENDMENT OF SECTION 27. Section 27 of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof.

                  "The  Company  shall not amend this Rights  Agreement in a way which would materially adversely affect the rights granted to any HMTF Purchaser or any Chase Purchaser or any of their respective Affiliates under the terms of the Amendment to Rights Agreement dated as of February 1, 2000, unless such amendment is approved in writing by such HMTF Purchaser, such Chase Purchaser or such Affiliate, as the case may be."

5. ADDITION OF SECTION 35. Section 35 shall be inserted into the Rights Agreement as follows:

                  "Section 35. CERTAIN  CAPITALIZED  TERMS.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Securities Purchase Agreement shall be used in the Rights Agreement as defined in the Securities Purchase Agreement."

6. No Distribution Date or Share Acquisition Date shall occur as a result of the Equity Documents and the Transactions.

7. GOVERNING LAW. This Amendment shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8. COUNTERPARTS. This Amendment may executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

9. THIRD-PARTY BENEFICIARIES. Each HMTF Purchaser, each Chase Purchaser and each of their respective Affiliates shall be third party beneficiaries of this Amendment to the extent specifically set forth herein.

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

10. TERMINATION. This Amendment shall automatically terminate and be null and void upon termination of the Securities Purchase Agreement pursuant to
      Section 8.4(a) thereof.


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






            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

VIATEL, INC.

BY:   /s/ James P. Prenetta
   --------------------------------------------
      Name:  James P. Prenetta, Jr.
      Title: Vice President and General Counsel



THE BANK OF NEW YORK

BY:    /s/ Diane Ajjan
   --------------------------------------------
      Name:    Diane Ajjan
      Title:   Vice President






               [SIGNATURE PAGE FOR AMENDMENT TO RIGHTS AGREEMENT]


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